SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:
|X| Preliminary Proxy Statement
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Parlux Fragrances, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X| No Fee Required
|_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11:*

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4) Proposed maximum aggregate value of transaction:

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|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

-----------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                             Parlux Fragrances, Inc.
                              3725 S.W. 30th Avenue
                            Fort Lauderdale, FL 33312

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
--------------------------------------------------------------------------------

         Notice is hereby given that the Annual Meeting of Stockholders of Parlux Fragrances, Inc. (the "Company") will be held at the Wyndham Hotel, 1825 Griffin Road, Dania, Florida 33004, on Thursday, October 15, 1998, at 11:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

         1.   To elect seven directors;
         2. To ratify the appointment of PricewaterhouseCoopers, L.L.P. as independent certified public accountants for the Company for the fiscal year ending March 31, 1999; and
         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Holders of record of the Company's common stock at the close of business on August 28, 1998, will be entitled to vote at the meeting.


                                             By order of the Board of Directors





                                             Ilia Lekach
                                             Chairman of the Board and
                                                Chief Executive Officer


         Dated:  August 28, 1998





                             YOUR VOTE IS IMPORTANT
                             ----------------------

         Whether or not you plan to attend the meeting, please sign and date the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to the exercise thereof and if present at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to stockholders, their proxies and invited guests of the Company.

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           OF PARLUX FRAGRANCES, INC.
                           TO BE HELD OCTOBER 15, 1998

         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Parlux Fragrances, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at the Wyndham Hotel, 1825 Griffin Road, Dania, Florida 33004, on Thursday, October 15, 1998, at 11:00 a.m., or at any adjournment thereof. The Proxy Statement and the form of proxy are being mailed on or about September 10, 1998, to stockholders as of the Record Date.

                    VOTING SECURITIES; PROXIES; REQUIRED VOTE

Voting Securities

         The Board of Directors has fixed the close of business on August 28, 1998, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 14,755,319 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Only the holders of Common Stock are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

Proxies

         Mr. Frederick Purches and Mr. Frank Buttacavoli, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Purches and Buttacavoli are directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Required Vote

         The holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in the interest of stockholders present in person or by proxy and entitled to vote thereon is required to elect directors, and ratify the appointment of PricewaterhouseCoopers, L.L.P. as the independent certified public accountants of the Company's consolidated financial statements for the fiscal year ending March 31, 1999.

         The election inspectors appointed for the meeting will tabulate the votes in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstention as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for the purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                   PROPOSAL 1:
                       NOMINEES FOR ELECTION AS DIRECTORS

         The directors elected at the Annual Meeting will hold office until the next annual meeting and until his/her successor is duly elected and qualified. Unless the proxy specifies otherwise, the person named in the enclosed proxy intends to vote the shares represented by the proxies given to him for the seven nominees listed below. Messrs. I. Lekach, Z. Lekach, Buttacavoli, Purches, Vercillo, Gopman, and Ms. de la Vega are all presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

Name                               Age      Position
----                               ---      --------
Ilia Lekach                        50     Chairman of the Board and Chief Executive Officer
Zalman Lekach                      31     President, Chief Operating Officer and Director
Frank A. Buttacavoli               43     Executive Vice President, Chief Financial Officer and Director
Frederick E. Purches               60     Vice Chairman of the Board
Albert F. Vercillo                 68     Director
Glenn Gopman                       42     Director
Mayi de la Vega                    43     Director

         Ilia Lekach is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Lekach became a director of the Company in November 1987 and resigned in November 1988. He was re-elected to the Board of Directors in February 1989. Mr. Lekach assumed the position of Chairman of the Board of the Company in November of 1990 and as Chief Executive Officer of the Company in December 1993. Prior to resigning in April 1994, he was Chairman of the Board of Directors and CEO of Perfumania, Inc. ("Perfumania"), an affiliated public company based in Miami, Florida, and a leading specialty retailer of fragrances with approximately 250 retail outlets in manufactures' outlet malls and regional malls. Perfumania also maintains a wholesale operation supplying fragrances and other beauty related items to customers in North America and internationally.

         Zalman Lekach is President and Chief Operating Officer of the Company. He became a director and an executive in Parlux, S.A., the Company's French subsidiary, in May 1990. In May 1993, he resigned his executive position and owned and operated a company exporting foods and health/beauty aids to South America. In January of 1995, he rejoined the Company as its Chief Operating Officer and a director. In June 1996, Mr. Zalman Lekach also assumed the position of President. Messrs. Ilia Lekach and Zalman Lekach are brothers.

         Frank A. Buttacavoli, a Certified Public Accountant, has been Vice President and Chief Financial Officer of the Company since April 1993, and a director for the Company since March 1993. From July 1979 through June 1992, Mr. Buttacavoli was employed by Price Waterhouse, and was a Senior Manager from July 1987 to June 1992. From July 1992 through March 1993, he provided financial consulting services to the Company. In June 1996, Mr. Buttacavoli was promoted to Executive Vice President.

         Frederick E. Purches has been a director of the Company since its formation in July 1984. He has been engaged in the cosmetic/fragrance business for over 30 years in various executive capacities with Helena Rubinstein, Inc. and Revlon, Inc. From 1980 through 1988, he was President of Helena Rubinstein, Inc. He resigned from the latter position in 1989 to take a more active role in the direction of the Company's operations. In November of 1990 Mr. Purches resigned as Chairman of the Board in favor of Mr. Lekach, and Mr. Purches assumed the new position of Vice Chairman of the Board.

         Albert F. Vercillo has been a director of the Company since May 1989. Mr. Vercillo is President of Cambridge Development Corporation, Chairman of Cambridge Business Services, Inc. and President of Schiaparelli, Inc. The companies are privately-held companies engaged in providing administrative and business services, licensing and the distribution of various products since April 1981.

         Glenn Gopman has been a director of the Company since October 1995. Mr. Gopman is the principal shareholder of the public accounting firm Thaw, Gopman and Associates, and has been associated with that firm for over ten years. He is a member of the Florida Institute of Certified Public Accountants and actively participates on its committees and in community activities.

         Mayi de la Vega, a director of the Company since October 1995, founded International Metal Exports, Inc. in May of 1978, a company operating as a distributor and supplier of aluminum, stainless steel, and other metals to the aircraft industry. In 1992, the company was sold to a Swiss multi-national corporation, and Ms. de la Vega continued as President and a director through December 1994. She has subsequently been evaluating entrepreneurial opportunities.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                   OF EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         In fiscal year 1998, there were six meetings of the Board of Directors (including regularly scheduled and special meetings), three of which were conducted by teleconference. All directors attended at least 67% of the meetings of the Board in fiscal 1998.

         The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee.

Audit Committee

         The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's financial statements, as well as reviews and approves the scope, purpose and type of audit services to be performed by the external auditors. The Audit Committee is composed of Messrs. Gopman and Vercillo and Ms. de la Vega. The Audit Committee held two meetings in fiscal year 1998.

Compensation Committee

         The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers and to advise and act for the Board of Directors on other compensation matters. The Compensation Committee is composed of Messrs. Purches and Gopman and Ms. de la Vega. The Compensation Committee held one meeting in fiscal year 1998.

                             EXECUTIVE COMPENSATION

         The Company effected a two-for-one stock split in the form of a dividend to shareholders of record as of November 3, 1995. All common stock and warrant information contained in this proxy statement has been restated to reflect the stock split. The words "warrant" and "option" have the same meaning herein, and are used interchangeably.

         The following table sets forth information with respect to compensation paid by the Company for services to the Company during the fiscal year ended March 31, 1998 and for the two prior fiscal years for (i) the Company's Chief Executive Officer and (ii) the Company's two most highly compensated executive officers other than the Chief Executive Officer (collectively the "Named Executive Officers") whose base compensation and bonus exceeded $100,000 during the fiscal year ended March 31, 1998.


                                     TABLE I
                           SUMMARY COMPENSATION TABLE


                  Annual Compensation                                 Long-Term Compensation
------------------------------------------------------------------------------------------------------------
                                                                                                Awards
------------------------------------------------------------------------------------------------------------
                                                                      Other Compensation      Securities
Name and Principal                         Salary ($)    Bonus ($)         ($) (1)            Underlying
Positions                  Fiscal Year                                                        Options (#)
============================================================================================================
Ilia Lekach;                    1996         185,000          0                0                       0
Chairman                        1997         239,808    250,000                0                       0
and CEO                         1998         260,000          0            6,000                       0


Zalman Lekach;                  1996         165,000          0                0                       0
President and                   1997         186,923          0                0                       0
Chief Operating                 1998         195,000          0            4,500                       0
Officer


Frank Buttacavoli;              1996         145,000          0                0                       0
Executive Vice                  1997         165,000          0                0                       0
President and                   1998         180,000          0            3,461                       0
Chief Financial
Officer

    (1) No executive officer named in the table received any other compensation in an amount in excess of the lesser of either $50,000 or 10% of the total annual salary and loans reported for him in the two preceding columns for the periods covered by this table.

                                    TABLE II
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

         The following table shows stock options exercised by each of the Named Executives during fiscal 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end, and the values for unexercised options.

                                                                                     Value of Unexercised
                                                   Number of Unexercised           In-The-Money Options At
                                                 Options at March 31, 1998            March 31, 1998 (2)
                                                 -------------------------            ------------------
                        Shares
                       Acquired       Value
                          On        Realized
Name                   Exercise        (1)       Exercisable    Unexercisable    Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------
Ilia Lekach                   0         $0         420,000               0               0                $0
Zalman Lekach                 0          0         180,000               0               0                 0
Frank Buttacavoli             0          0         188,000               0         $29,328                 0

    (1) Based on the difference between the closing market price for Common Stock on the date of exercise of the option and the option exercise price. The above valuation may not reflect the actual value of exercised options as the value of exercised options will fluctuate with market activity.

    (2) Based on the difference between the closing market price on March 31, 1998, for Common Stock, which was $1.656 per share, and the option exercise price. The above valuation may not reflect the actual value of unexercised options as the value of unexercised options will fluctuate with market activity.

                      EMPLOYMENT AND CONSULTING AGREEMENTS

         As of April 1, 1997, the Company entered into a three-year employment agreement with Mr. Ilia Lekach, Chairman and Chief Executive Officer, which called for an annual base salary of $260,000, with annual increases at the discretion of the Board. There were no warrants granted with the agreement. In the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled.

         As of April 1, 1997, the Company entered into a three-year employment agreement with Mr. Zalman Lekach, President and Chief Operating Officer, which called for an annual base salary of $195,000, with annual increases at the discretion of the Chief Executive Officer. There were no warrants granted with the agreement. In the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled.

         As of April 1, 1997, the Company entered into a three-year employment agreement with Mr. Frank A. Buttacavoli, Executive Vice President and Chief Financial Officer, which called for an annual base salary of $180,000 with annual increases at the discretion of the Chief Executive Officer. There were no warrants granted with the agreement. In the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled.

         On April 1, 1997, the Company entered into a three-year agreement with Cosmix, Inc., a company owned by Mr. Frederick Purches, the Vice Chairman of the Board, which provides for annual payments of $100,000. The agreement calls for Mr. Purches to assist the Company in the areas of banking, Securities and Exchange Commission and stockholder relations, financial planning, assessment and coordination of acquisitions and divestitures, and any other similar activities which may be assigned by the Board of Directors. Mr. Purches receives certain insurance benefits as part of his agreement, and in the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled. There were no warrants granted with the agreement.

         On April 1, 1997, the Company entered into a three-year consulting agreement commencing on June 1, 1997, with the Cambridge Development Corporation, a company owned by Mr. Albert F. Vercillo, director of the Company, which provides for monthly payments of $5,416. The agreement calls for Mr. Vercillo to assist the Company in the areas of U.S. and international financial analysis and planning. Mr. Vercillo receives certain insurance benefits as part of the agreement, and in the event of a change in control, the agreement calls for the remaining monies due under the agreement to be doubled. There were no warrants granted with the agreement.

             BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

         In October 1995, a Compensation Committee was appointed. The Committee consists of Mr. Frederick Purches, Mr. Glenn Gopman and Ms. Mayi de la Vega. Prior to this date, the Board of Directors discussed compensation issues regarding the Company's executive officers and directors. (See "Employment and Consulting Agreements" and "Certain Relationships and Related Transactions".)

                              DIRECTOR COMPENSATION

The Company compensates outside (non-employee/consultant) members of the Board of Directors for their activities as directors of the Company, at an annual rate of $10,000, and awards 2,000 options annually on the anniversary date of each directors election, at the closing price on such day as reported by the NASDAQ National Market.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board (The "Compensation Committee"). The Company's executive compensation program is structured to achieve the Company's goals as they relate to maximizing corporate performance and stockholder return. In general, executive compensation is made up of annual salaries, incentive bonuses and option grants. The Board of Directors believes that total compensation should increase or decrease with Company performance; as such, incentive bonuses and option grants constitute a portion of executive compensation to help align executive and stockholder interests. The Board of Directors believes that compensation should attract, motivate and retain executive talent to improve the Company's performance and therefore increase shareholder returns.

         In addition to base salaries and option grants, the Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that substantially exceed those normally required or anticipated. These bonuses are intended to reflect the Compensation Committee's determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year.

         In January of 1996, the Compensation Committee modified the employment agreements with Messrs. I. Lekach, Z. Lekach, and Buttacavoli and issued warrant agreements to double the warrants specified in their respective employment contracts in the event of sale of or a change in control in the Company. These warrant agreements extend through March 31, 2004 for Mr. Ilia Lekach and Mr. Buttacavoli, and through March 31, 2005 for Mr. Zalman Lekach.

Compensation Deductible under Section 162(m) of the Internal Revenue Code

         On August 10, 1993, the Revenue Reconciliation Act of 1993 was enacted which amended the Internal Revenue Code of 1986, as amended, by adding Section 162(m) which eliminates the deductibility of most cash and non-cash compensation over $1 million paid to certain "covered employees" (which generally is defined as a corporation's chief executive officer and the four other highest compensated employees). Contributions to qualified plans, items excluded from the employee's gross income, compensation paid pursuant to a binding agreement entered into on or before February 17, 1993, commission-based compensation, and certain "performance-based" compensation are types of remuneration that are not affected by the deduction limitation.

         During the fiscal year ended March 31, 1998, none of the Named Executive Officers received total compensation in excess of $1 million. However, it is possible that in future years some portion of the compensation paid to the Company's chief executive officer and its two highest compensated employees will not be tax deductible under Section 162(m). When the compensation of any of the Company's affected executives becomes closer to the $1 million deduction limitation, the Compensation Committee plans to consider the requirements of
Section 162(m) and decide what actions, if any, will be taken when setting the compensation levels for these executives.

Compensation Committee
----------------------
Frederick Purches, Chairman
Glenn Gopman
Mayi de la Vega

                 STOCKHOLDER RETURN PERFORMANCE: FIVE YEAR GRAPH

         Set forth below is a line graph comparing the cumulative total return on the common stock with the cumulative total return of the Standard and Poors 500 Index, and the Standard and Poors Cosmetic Segment Index for the fiscal years of 1993 through 1998.

                             COMPUSTAT CUSTOM STUDY

                           TOTAL SHAREHOLDER RETURNS
                           -------------------------
                            (Dividends Reinvested)

                                                  ANNUAL RETURN PERCENTAGE
                                                        Years Ending

Company/Index           Mar 94       Mar 95      Mar 96      Mar 97      Mar 98
--------------------------------------------------------------------------------
PARLUX FRAGRANCES INC    62.47      88.47        169.43      -80.31     -32.05
PERSONAL CARE-500         1.84      30.24         24.35       35.20      61.64
S&P 500 INDEX             1.48      15.54         32.00       19.79      48.00

                                                      INDEXED RETURNS
                                                        Years Ending
                         Base
                        Period
Company/Index           Mar 93       Mar 94      Mar 95      Mar 96      Mar 97     Mar 98
--------------------------------------------------------------------------------------------
PARLUX FRAGRANCES INC      100     162.47        306.21      825.02     162.47     110.40
PERSONAL CARE-500          100     101.84        132.64      164.93     222.99     360.43
S&P 500 INDEX              100     101.48        117.25      154.77     185.40     274.39

Prepared by Standard & Poor's Compustat
6/10/98

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of the Record Date certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owns Common Stock, (ii) the Company's chief executive officer and the other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during fiscal 1998, (iii) all directors and executive officers of the Company as a group and (iv) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owns (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                      Common Stock
                                                                   Beneficially Owned       Percentage
Directors and Executive Officers:                                          (1)            Ownership (1)
                                                                   ------------------     -------------
Ilia Lekach (2)                                                        1,811,248               11.9%
Zalman Lekach (3)                                                        296,615                2.0%
Frank A. Buttacavoli (4)                                                 200,000                1.3%
Frederick Purches  (5)                                                   105,000                 .7%
Albert F. Vercillo  (6)                                                  100,000                 .7%
Glenn Gopman (7)                                                           9,000                *
Mayi de la Vega (8)                                                        6,000                *
All Directors and Officers as a Group (7 Persons)                      2,527,863               16.2%

Other Principal Stockholders:

Pacific Investment Group (9)                                           1,101,860                7.4%
Dimensional Fund Advisors Inc. (10)                                      837,300                5.7%

    (1) Calculated pursuant to Rule 13d-3 of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of the Record Date, the Company had 14,755,319 shares of Common Stock outstanding.
    (2) Consists of (a) 289,388 shares owned jointly by Mr. Lekach and his wife,
        (b) 1,101,860 shares owned or controlled by Pacific Investment Group Inc., a corporation owned by Mr. Lekach and (c) immediately exercisable warrants to purchase 420,000 shares of Common Stock issued to Mr. Lekach pursuant to his prior employment agreement. The address of Mr. Lekach is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
    (3) Includes immediately exercisable warrants to purchase 180,000 shares of Common Stock issued to Mr. Lekach pursuant to his prior employment agreement.
    (4) Includes immediately exercisable options to purchase 188,000 shares of Common Stock issued to Mr. Buttacavoli pursuant to his prior employment agreement.
    (5) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Purches' prior consulting agreement.
    (6) Includes immediately exercisable warrants for 30,000 shares of Common Stock issued in connection with Mr. Vercillo's prior consulting agreement.
    (7) Includes immediately exercisable options to purchase 6,000 shares of Common Stock.
    (8) Includes immediately exercisable options to purchase 6,000 shares of Common Stock.
    (9) Address is c/o Mr. Ilia Lekach, 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
   (10) Address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Company had sales of approximately $21,940,000, $26,568,000 and $26,187,000 during the fiscal years ended March 31, 1998, 1997 and 1996, respectively, to Perfumania, Inc. (Perfumania), and sales of $1,272,000 during the fiscal year ended March 31, 1997, to L. Luria & Son, Inc. (Luria), companies affiliated with Mr. Ilia Lekach, the Company's Chairman and Chief Executive Officer. Net amounts due from Perfumania amounted to $17,973,000 and $22,136,000 at March 31, 1998 and 1997, respectively. Amounts due from Luria totaled $726,000 at March 31, 1997. Amounts due from related parties are non-interest bearing and are realizable in less than one year.

         On August 13, 1997, Luria filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code, which has subsequently resulted in a Chapter 7 liquidation. At the time of the filing Luria owed the Company $690,886. The Company has filed its claim and has been characterized as an insider in the liquidating plan of reorganization filed on April 6, 1998 by Luria's in the United States Bankruptcy Court, Southern District of Florida. The committee of unsecured creditors in Luria's bankruptcy proceedings is investigating potential actions to recover substantial funds from alleged insiders of Luria's and their affiliates, which might include actions against the Company to recover amounts paid for merchandise sold to Luria's. Management cannot presently predict the outcome of these matters, although management believes, upon the advice of legal counsel, these matters should not have a materially adverse effect on the Company's financial position or results of operations. As of March 31, 1998, this receivable was fully reserved.

         The Company has entered into various employment and consulting agreements with its executive officers and directors (see "Employment and Consulting Agreements").

         In July 1995 and March 1996, Mr. Purches exercised options to acquire a total of 60,000 shares of the Company's Common Stock at a price of $2.0625, of which 30,000 shares were registered with an S-3 filing in September 1995, and 30,000 shares were registered with an S-3 filing in August 1996. In August 1995, Mr. Vercillo exercised options to acquire 50,000 shares of the Company's Common Stock at a price
                                    Page 9
of $1.875, which were registered with an S-3 filing in September 1995. In August 1995, Mr. Buttacavoli exercised options to acquire 12,000 shares of the Company's Common Stock at a price of $1.50, which were registered with an S-3 filing in September 1995. In July 1998, Mr. Vercillo exercised options to acquire 10,000 shares of the Company's common stock at a price of $1.625, which were registered with an S-8 filing in July 1992.

                                 PROPOSAL NO. 2:
                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors has selected PricewaterhouseCoopers, L.L.P ("Pricewaterhouse") as the independent certified public accountants of the Company for the fiscal year ending March 31, 1999. Pricewaterhouse has served as the Company's independent certified public accounting firm since 1988. Representatives of Pricewaterhouse will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

         If the Company's stockholders do not ratify the appointment of Pricewaterhouse, other certified public accountants will be considered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, L.L.P. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

                              EXPENSE SOLICITATION

         The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail. Shareholders Communication Corporation, New York, New York, has been retained to assist in the distribution of proxies at an estimated fee of $7,000, plus expenses. Directors, officers and regular employees of the Company may also solicit proxies personally, by telephone or telefax. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                PROPOSALS OF STOCKHOLDERS FOR 1999 ANNUAL MEETING

         Stockholders of the Company who intend to present a proposal for action at the 1999 Annual Meeting of Stockholders of the Company, must notify the Company's management of such intention by notice received at the Company's principal executive offices no later than May 20, 1999 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.

                              FINANCIAL STATEMENTS

         The Company's Annual Report to Stockholders for the year ended March 31, 1998 is being delivered with the Proxy to the Company's stockholders. Also accompanying this Notice of Annual Meeting and Proxy Statement is a copy of the Company's quarterly report on Form 10-Q for the three-month period ended June 30, 1998, which contains financial information for that period.

                                  OTHER MATTERS

         The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.


         PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



Fort Lauderdale, FL
August  28, 1998

                                           By order of the Board of Directors





                                           Ilia Lekach
                                           Chairman of the Board and
                                             Chief Executive Officer

PROXY CARD TEXT IS AS FOLLOWS:
------------------------------
                                     (Front)
                                                                          PROXY

                               PARLUX FRAGRANCES, INC.
            Proxy for Annual Meeting of Stockholders October 15, 1998
   (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)


The undersigned stockholder of Parlux Fragrances, Inc. (the "Company") acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1998 Annual Meeting and, revoking all prior proxies, hereby appoints Frederick E. Purches and Frank A. Buttacavoli with full power of substitution as proxy to vote all the shares of Common Stock of the Company owned or held by the undersigned at the 1998 Annual Meeting of Stockholders to be held at the Wyndham Hotel, 1825 Griffin Road, Dania, Florida 33004, on Thursday, October 15, 1998, at 11:00 a.m. or any adjournment or postponement hereof.

1.     Election of Directors
         For All Nominees Listed Below         Withhold Authority
         (except as marked to the contrary)          to vote for all nominees listed below

Ilia Lekach, Zalman Lekach, Frank A. Buttacavoli, Frederick E. Purches, Albert F. Vercillo, Glenn Gopman, Mayi de la Vega.

Instruction: To withhold authority to vote for any individual, write such nominee's name in the space provided below.


--------------------------------------------------------------------------------
                  (Continued and to be signed on reverse side)

                                     (Back)




2. Approval of PricewaterhouseCoopers, L.L.P. as Independent Certified Public Accountants.

         FOR               AGAINST                   ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment thereof.



                                  Date:
                                         ---------------------------------------


                                         ---------------------------------------
                                                    (Stockholder's signature)

                                         ---------------------------------------
                                                    (Stockholder's signature)


                                  This Proxy should be dated,
                                  signed by the
                                  stockholder(s) exactly as
                                  the name appears on the
                                  envelope in which this
                                  material was mailed, and
                                  returned at the earliest
                                  convenience in the enclosed
                                  return envelope. Persons
                                  signing in a fiduciary
                                  capacity should so
                                  indicate.